CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Delaware Foundation® Growth Allocation Fund (one of the series constituting Delaware Group® Foundation Funds) of our report dated May 25, 2017, relating to the financial statements and financial highlights, which appear in Delaware Foundation® Growth Allocation Fund’s Annual Report on Form N-CSR for the year ended March 31, 2017. We also consent to the references to us under the headings “Service Providers” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 6, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Delaware Wealth Builder Fund (one of the series constituting Delaware Group® Equity Funds V) of our report dated January 23, 2017, relating to the financial statements and financial highlights, which appear in Delaware Wealth Builder Fund’s Annual Report on Form N-CSR for the year ended November 30, 2016. We also consent to the references to us under the headings “Service Providers” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 6, 2017